Exhibit 10.5
CENTEX CORPORATION
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
First Amendment
          Centex Corporation, a Nevada corporation, having established and maintaining the Centex Corporation Amended and Restated Supplemental Executive Retirement Plan (“SERP”), and having reserved the right to amend the SERP, does hereby amend the “Contributions” section of the SERP, effective as of July 13, 2006, to read as follows:
“To be eligible for an annual SERP accrual a participant must be actively employed by an Employer (as that term is defined in the Plan) on the date the SERP contribution is to be credited to his or her account (and regardless of whether or not he receives a contribution under the Plan for the same Plan year). The annual SERP accrual for the account of each such eligible participant will be calculated using the total compensation which, but for the Limitations or the participant not being eligible to participate in the Plan, would be considered in determining the appropriate profit sharing contribution for such participant under the Plan (“Total Compensation”), less the amount, if any, which has been considered for the Plan contribution. The difference between Total Compensation and the amount, if any, considered in the Plan is herein called “Excess Salary.”
The accrual contribution to be allocated to the account of an eligible participant will be the product of his or her Excess Salary times the percent of salary used by his or her Employer in allocating the Plan contribution. Should the Plan formula be changed in future years such that the contribution is not calculated exclusively as a percentage of compensation, then the percentage to be used for the SERP shall represent the percentage derived by dividing the total profit sharing contribution for the applicable Employer by the sum of all Total Compensation for all of that Employer’s Plan participants.”
          IN WITNESS WHEREOF, Centex Corporation has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 14th day of July, 2006, but effective as of July 13, 2006.

CENTEX CORPORATION
By:	/s/ Michael S. Albright
	Name:	Michael S. Albright
	Title:	Senior Vice President - Administration